SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



           Date of Report (Date of earliest event reported):  July 5, 1994



                             CENTRAL MAINE POWER COMPANY
                (Exact name of registrant as specified in its charter)




                    Maine           1-5139              01-0042740
          (State of Incorporation) (Commission         (IRS Employer
                                   File Number)  Identification Number)




                        83 Edison Drive, Augusta, Maine 04336
                 (Address of principal executive offices) (zip code)



          Registrant's telephone number, including area code:(207) 623-3521





           Item 1 through Item 4.  Not applicable.

           Item 5.  Other Events.

                (a) Approval of stipulation in power contracts prudence investigation. As previously reported, on April 4, 1994 the Maine Public Utilities Commission ("PUC") had approved a stipulation supported by the Company and other parties to an earlier proceeding on non-utility generator ("NUG") contracts that resolved or limited a number of regulatory issues. As part of that stipulation the parties agreed that any further prudence investigation by the PUC of the Company's administration prior to April 4, 1994 of NUG contracts of more than ten megawatts would conclude with the issuance of a final PUC order no later than October 1, 1994.

                On July 5, 1994, the PUC approved a stipulation that provides that the Company will not be subject to any further investigations, disallowances, or other financially adverse consequences with respect to its administration prior to March 22, 1994, of the contracts that were being investigated. In the approved stipulation the Company also agreed to provide regular reports to the PUC on the status of renegotiation of its high-cost NUG contracts and to postpone current recovery of $.5 million associated with earned 1991 demand-side-management incentives. The Company further agreed that it would not seek recovery of such deferred incentives if its earned rate of return on common equity exceeds 6.8% in 1994. The Company believes that the PUC's approval of this stipulation resolves another of the complex issues that have been posing risks to the Company since the PUC's initiation of a general investigation of the Company's administration of NUG contracts by its order of October 28, 1993.

                (b) Approval of fuel cost adjustment stipulation. On July 18, 1994, the PUC approved a stipulation entered into by the Company and other parties providing for an annual fuel-clause revenue increase of $23.3 million. The increase is composed primarily of a fuel cost adjustment, except for $.8 million for recovery of non-utility generator contract buyout or restructuring costs and $.6 million in unrecovered 1991 demand-side management incentives pursuant to the July 5, 1994 stipulation discussed in paragraph (a) above.

                In addition, the approved stipulation provides for an expedited approval process for the Company to implement new special-rate contracts with individual customers. The expedited treatment is limited to contracts totaling in the aggregate not more than 45 megawatts of demand and is subject to other eligibility criteria, but the Company believes the new approval process will provide significant flexibility in meeting the increased competition affecting its customer base. The July 18 stipulation approval also resolves several other ratemaking and accounting matters that had been pending before the PUC.

           Item 6 through Item 8.  Not applicable.






                                       SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    CENTRAL MAINE POWER COMPANY



                                    By
                                             David E. Marsh
                                    Vice President, Corporate Services,
                                        and Chief Financial Officer

           Dated: July 21, 1994